Exhibit 21

Subsidiaries of the Registrant

Entity	Jurisdiction of Organization
1198786 B.C. Ltd.	British Columbia
12008432 Canada Inc.	Canada
12038528 Canada Inc.	Canada
1-800 All Parts Holdings, LLC	Delaware
1-800 All Parts, LLC	California
1-800 Radiator & A/C, LLC	California
1-800 Radiator Canada Co.	Nova Scotia
1-800-Radiator Franchise, LLC	California
1-800-Radiator Franchisor SPV LLC	Delaware
1-800-Radiator Product Sourcing LLC	Delaware
2373404 Ontario Inc.	Ontario
2559275 Ontario Inc.1	Ontario
79411 USA, LLC	Delaware
9197-4592 Quebec Inc.2	Quebec
A-1 Auto Glass 2019, LLC	Delaware
ABRA Franchising, LLC	Delaware
ABRA Franchisor SPV LLC	Delaware
Advanced Auto Glass, LLC	Delaware
American Financial, LLC	Maryland
AML –automobilové mycílinky, spol. s r.o.	Czech Republic
Anduff Car Wash Limited	England and Wales
Anduff Holdings Limited	England and Wales
Artego Auto Wasch-u. Service GmbH	Austria
Association of Collision Repairers, LLC	California
Auto Center Auto Body, LLC	California
Automotive Training Institute, LLC	Delaware
Boing Acquisitions Limited	England and Wales
Boing Midco Limited	England and Wales
Boing US Holdco, Inc.	Delaware
Brossecar Indústria e Cómerciode Escovas Auto, Lda	Portugal
Carstar Canada GP Corp.	Canada

Carstar Canada Partnership, LP	Ontario
Carstar Canada SPV GP Corporation	Canada
Carstar Canada SPV LP	Ontario
CARSTAR Franchise Systems, Inc.	Kansas
CARSTAR Franchisor SPV LLC	Delaware
CARSTAR Holdings Corp.	Delaware
CARSTAR, Inc.	Kansas
Caulfield-Bickett, LLC	California
Clairus Acquisition (2019), LLC	Delaware
Clairus Group USA Holdco, LLC	Delaware
Clairus Group USA Midco, LLC	Delaware
Clairus Group USA, LLC	Delaware
Claim Driver Inc.	Delaware
Cleanland Limited	England and Wales
Compagnie Parisienne de Services SAS	France
Drive N Style Franchisor SPV LLC	Delaware
Drive N’ Style, LLC	Delaware
Driven Acquisition LLC	North Carolina
Driven Brands Canada Funding Corporation	Canada
Driven Brands Canada Shared Services Inc.	Canada
Driven Brands Canada, Inc.	Canada
Driven Brands Funding, LLC	Delaware
Driven Brands Shared Services, LLC	Delaware
Driven Brands, Inc.	Delaware
Driven Canada Claims Management GP Corporation	Canada
Driven Canada Claims Management LP	Ontario
Driven Canada Funding HoldCo Corporation	Canada
Driven Canada Product Sourcing GP Corporation	Canada
Driven Canada Product Sourcing LP	Ontario
Driven Funding HoldCo, LLC	Delaware
Driven Holdings Parent LLC	Delaware
Driven Glass Inc.	Delaware
Driven Holdings LLC	Delaware
Driven Product Sourcing LLC	Delaware
Driven Sister Holdings LLC	Delaware
Driven Systems LLC	Delaware
Econo Lube Franchisor SPV LLC	Arkansas
Econo-Lube N’ Tune, LLC	Delaware
Express Management Arkansas Inc.	Delaware
FUSA Franchisor SPV LLC	Delaware
FUSA Properties SPV LLC
FUSA, LLC
Gauthier Auto Glass Limited3	Ontario
Go Glass Franchisor SPV GP Corporation	Canada
Go Glass Franchisor SPV LP	Ontario
IMO Auto Lavagens, SA	Portugal
IMO AUTOLAVADOS, S.A.U.	Spain
IMO Autopflege Beteiligungsverwaltungs GmbH	Germany
IMO Autopflege GmbH	Germany
IMO AutopflegeBeteiligungsgesellschaft mbH & Co. KG	Germany
IMO Car Wash Australasia Pty Ltd	Australia
IMO Car Wash Group LTD IMO Denmark ApS4	England and Wales Denmark
IMO Denmark Holdings Limited	England and Wales
IMO Deutschland Holding GmbH	Germany
IMO France SNC	France
IMO Group Holdings Pty Ltd	Australia
IMO Holding GmbH	Germany
IMO Hungary Autómosó Kft	Hungary
IMO Polska Sp. z o.o.	Poland
IMO US Alabama, LLC	Delaware
IMO US Development, LLC	Delaware
IMO US Georgia, LLC	Delaware
IMO US Ohio, LLC	Delaware
IMO US South, LLC	Delaware
IMO US Utah, LLC	Delaware
IMO US West, LLC	Delaware
International Car Wash Group Financing PLC	England and Wales
International Car Wash Group LTD.	England and Wales
IPIC BV	Netherlands
IPIC Luxembourg S.àr.l.	Luxembourg
Le Roseau SA	Luxembourg

M&M Auto Glass Services, LLC	New York
Maaco Canada GP Corp.	Canada
Maaco Canada Partnership, LP	Ontario
Maaco Canada SPV GP Corporation	Canada
Maaco Canada SPV LP	Ontario
Maaco Franchising, LLC	Delaware
Maaco Franchisor SPV LLC	Delaware
Manufacture des Brosses du Marais Poitevin SAS	France

1.	Majority owned by Registrant.
2.	50% owned by Registrant.
3.	Majority owned by Registrant.
4.	Majority-owned joint venture.

Entity	Jurisdiction of Organization
Meineke Advertising Trust Fund	North Carolina
Meineke Canada GP Corp.	Canada
Meineke Canada Partnership, LP	Ontario
Meineke Canada SPV GP Corporation	Canada
Meineke Canada SPV LP	Ontario
Meineke Car Care Centers, LLC	North Carolina
Meineke Discount Muffler Holding, LLC	North Carolina
Meineke Franchisor SPV LLC	Delaware
Meineke Realty, LLC	Delaware
Merlin Franchisor SPV LLC	Delaware
Mid-South Supply & Development Co. LLC	Tennessee
Milburn Productions Limited	England and Wales
Pro Oil Canada GP Corp.	Canada
Pro Oil Canada Partnership, LP	Ontario
Radiator Express of Canada, Inc.	California
RC IV Cayman ICW LLC	Cayman Islands
Rose FinanceCo PLC	England and Wales
Rose HoldCo Limited	England and Wales
Rose MidCo Limited	England and Wales
SBA-TLC, LLC	North Carolina
Shine Acquisition Co Limited	England and Wales
Shine Acquisition Co. S.à r.l.	Luxembourg
Shine Holdco (UK) Limited	England and Wales
Shine Holdco I Limited	England and Wales
Shine Holdco II Limited	England and Wales
Shine Holdco III Limited	England and Wales
Sodeal SA	Belgium
Spire Supply LLC	Delaware
Star Auto Glass Franchisor SPV GP Corporation	Canada
Star Auto Glass Franchisor SPV LP	Ontario
T5 Holding, LLC	Delaware
Take 5 Canada GP Corp.	Canada
Take 5 Canada Partnership, LP	Ontario
Take 5 Canada SPV GP Corporation	Canada
Take 5 Canada SPV LP	Ontario
Take 5 Express Car Wash Franchisor Inc.	Delaware
Take 5 Franchising LLC	North Carolina
Take 5 Franchisor SPV LLC	Delaware
Take 5 LLC	North Carolina
Take 5 Properties SPV LLC	Delaware
TOMAN Handels-und Beteiligungsverwaltungsgesellschaft GmbH	Germany
TOMAN Handels-undBeteiligungsgesellschaft GmbH	Germany
TOPAS Chemie GmbH	Germany